UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2014 (January 16, 2014)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Acquisition Agreement

On January 21, 2014, Overland Storage, Inc., a California corporation (the “Company”) completed the acquisition of Tandberg Data Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Tandberg”). The Acquisition was made pursuant to the Acquisition Agreement dated November 1, 2013 by and among the Company, Tandberg, FBC Holdings S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“FBC”) and Tandberg Data Management S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“TDM”), as amended as described below (the “Acquisition Agreement’). Pursuant to the terms of the Acquisition Agreement, the Company purchased 100% of the outstanding equity securities of Tandberg held by the sole shareholder of Tandberg, FBC, in exchange for 47,152,630 shares of common stock of the Company (the “Acquisition Shares”). Following the completion and as a result of the Acquisition, the Acquisition Shares constitute approximately 54% of the Company’s fully-diluted outstanding securities.

On January 21, 2014, the Company entered into an Amendment to Acquisition Agreement dated January 21, 2014 (the “Amendment”) with Tandberg, FBC and TDM. Pursuant to the Amendment, the parties agreed to amend the Acquisition Agreement to, among other things (i) provide that the Company would purchase 100% of the issued and outstanding capital stock of Tandberg Data Corporation, a Delaware corporation and a wholly-owned subsidiary of Tandberg, for an aggregate purchase price of $10,000 immediately prior to the closing of the acquisition of Tandberg by the Company contemplated by the Acquisition Agreement (the “Acquisition”), (ii) provide that the Company would appoint two directors approved by FBC to the board of directors of the Company (the “Board”) within two weeks after the closing of the Acquisition (as compared to three business days after the closing of the Acquisition), and (iii) provide for the maintaining by Tandberg Data Norge AS, a subsidiary of Tandberg organized under the laws of Norway, of certain credit facilities.

Post-Closing Governance and Management Structure; Voting Agreement

In connection with the closing of the Acquisition, the Company and FBC entered into a Voting Agreement dated January 21, 2014 (the “Voting Agreement”). Pursuant to the Voting Agreement, the Company agreed to expand the size of the Board to seven directors, and, within two weeks after the closing of the Acquisition, to appoint Daniel Bordessa and Nils Hoff to fill the two vacancies on the Board created by the expansion. The Board increased the size of the Board to seven directors on January 16, 2014. Pursuant to the Voting Agreement, until the earlier of (a) the filing by the Company of its annual report on Form 10-K for the fiscal year ending on or about June 30, 2015 with the U.S. Securities Exchange Commission or (b) September 30, 2015 (the “Expiration Date”), (i) up to two persons designated by FBC and reasonably acceptable to the current Board (initially, Messrs. Bordessa and Hoff) will be nominated for election to the Board at each meeting of shareholders at which members of the Board are elected; (ii) in any election of members of the Board, FBC agreed to vote all shares of common stock of the Company held by FBC with respect to any nominee for election to the Board (other than the nominees designated by FBC) in the same proportion that the Company’s other shareholders vote for such nominee; (iii) FBC agreed not to nominate any person for election to the Board other than the two persons described above; and (iv) FBC agreed not to initiate, propose or otherwise solicit, or participate in the solicitation of shareholders for the approval of, any shareholder proposals with respect to the Company. After the Expiration Date, as Cyrus Capital Partners and its affiliates (collectively, “Cyrus”) are beneficial owners of FBC, Cyrus will have the right to appoint all of the Company’s directors by virtue of the fact that the Cyrus will hold a majority of the outstanding voting stock of the Company.

Mr. Eric Kelly, currently the Chief Executive Officer of the Company, will continue to serve as Chief Executive Officer of the Company. In addition, Mr. Kurt Kalbfleisch currently serves as Chief Financial Officer of the Company and will continue in this role.

Registration Rights Agreement

In connection with the closing of the Acquisition, the Company and FBC entered into a Registration Rights Agreement dated January 21, 2014 (the “RRA”). Pursuant to the RRA, the Company granted to the holders of the Acquisition Shares certain “piggyback” registration rights to include the Acquisition Shares in any registration statements filed by the Company, subject to certain specified exceptions.

Copies of the Amendment, the Voting Agreement and the Registration Rights Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the Amendment, the Voting Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Amendment, the Voting Agreement and the Registration Rights Agreement, respectively.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” regarding the closing of the Acquisition of Tandberg, which is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” regarding the issuance of the Acquisition Shares, which is incorporated by reference into this Item 3.02.

The Acquisition Shares issued and sold to the Tandberg Shareholders were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act. The basis for relying on this exemption is that the Acquisition was a privately negotiated transaction with accredited investors that did not involve a general solicitation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c)	Appointment of Chief Operating Officer

On January 16, 2014, the Company appointed Randy Gast, 52, as the Company’s Chief Operating Officer. Mr. Gast joined the Company as Senior Vice President of Strategic Alliances and Client Services in August 2012. He has served as Senior Vice President of Worldwide Operations and Service since August 2012.

Prior to joining the Company, Mr. Gast was Vice President, Corporate Operations, of 3PAR, Inc., from May 2006 until October 2010 when 3PAR, Inc. was acquired by Hewlett Packard (HP). Mr. Gast served as Vice President of ESSN Supply Chain & Logistics at HP from October 2010 to June 2012. Mr. Gast served as Vice President, Global Operations of Adaptec, Inc., from August 2004 to April 2006. He served as Vice President of Worldwide Operations & Customer Support of Snap Appliance, Inc., a division of Adaptec, Inc., from October 2002 to July 2004. From September 1999 to September 2002, he served as acting Vice President of Worldwide Operations and Materials for Maxtor Corporation. Mr. Gast received his B.S. Engineering degree with honors from Arizona State University.

There are no arrangements or understandings between Mr. Gast and any other persons pursuant to which he was selected as Chief Operating Officer. There are also no family relationships between Mr. Gast and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements for Mr. Gast. Mr. Gast entered into an offer letter with the Company dated July 31, 2012. The letter provides that Mr. Gast is an at-will employee and his employment may be terminated by us for any reason, with or without notice. His initial annual base salary under the letter is $240,000, and his target annual bonus is 50% of his base salary. Mr. Gast’s offer letter provides that if his employment is terminated by us without cause or by him for good reason (as defined in the offer letter), he is eligible to receive severance benefits consisting of six months of base salary, a pro-rated portion of his target bonus for the year of termination and company-payment of twelve months of COBRA premiums. If such a termination occurs within two years after a change of control of the Company, he will be entitled to a lump sum payment equal to twelve months of his base salary (as opposed to six months) and the other benefits described above. These severance benefits are contingent upon Mr. Gast providing a general release of claims to the Company.

(e)	Compensatory Arrangements of Certain Officers

The Board previously approved, subject to shareholder approval, amendments to the Overland Storage, Inc. 2009 Equity Incentive Plan (the “2009 Plan”) that would (1) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2009 Plan by an additional 7,000,000 shares, and (2) extend the Company’s authority to grant awards under the 2009 Plan intended to qualify as “performance-based awards” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the 2018 annual meeting of shareholders. According to the preliminary results from the Company’s special shareholder meeting held on January 16, 2014, the Company’s shareholders have approved the amendments to the 2009 Plan.

The following summary of the 2009 Plan is qualified in its entirety by reference to the text of the 2009 Plan, which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

The Board or one or more committees appointed by the Board administers the 2009 Plan. The Board has delegated general administrative authority for the 2009 Plan to the Compensation Committee of the Board. The administrator of the 2009 Plan has broad authority under the 2009 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2009 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

After giving effect to the 2009 Plan amendments, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2009 Plan is (1) 13,892,815 shares, plus (2) any shares subject to any outstanding awards under the Company’s 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Supplemental Stock Option Plan, and 2003 Equity Incentive Plan that on or after January 5, 2010 are either forfeited or are repurchased at original cost by the Company plus any shares that are not issued to the award holder as a result of any such award being exercised or settled on or after January 5, 2010 for less than the full number of shares that are subject to such exercise or settlement (subject to a maximum of 1,404,769 shares for this clause (2)). The maximum number of shares that may be issued under the 2009 Plan through options intended to qualify as “incentive stock options” under U.S. tax laws, after giving effect to the 2009 Plan amendments, is 15,297,584 shares. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited or fail to vest under the 2009 Plan will again be available for subsequent awards under the 2009 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2009 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, only the number of shares actually issued shall be counted against the share limits of the 2009 Plan.

The types of awards that may be granted under the 2009 Plan include stock options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2009 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaw; Change in Fiscal Year.

On January 17, 2014, the Company filed a Certificate of Amendment of Articles of Incorporation (the “Articles Amendment”), a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Articles Amendment, which is effective as of January 16, 2014, increased the authorized number of shares of common stock of the Company from 90,200,000 shares to 125,000,000 shares.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 16, 2014, the Company held a Special Meeting of Shareholders (the “Special Meeting”) in San Jose, California. At the Special Meeting, the shareholders approved Proposals 1, 2, 3, 4, 5 and 6, each of which is described in detail in the Company’s definitive proxy statement dated December 19, 2013 for the Special Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. Only “FOR” and “AGAINST” votes were counted for purposes of determining the votes received in connection with each proposal.

The results are as follows:

Proposal 1 to approve the issuance of 47,152,630 shares of the Company’s common stock as the acquisition shares at the closing of the Company’s acquisition of Tandberg Data Holdings, S.á.r.l.

For	Against	Abstain	Broker Non-Vote
23,518,151	46,036	11,797	11,621,954

Proposal 2 to approve the amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of the Company’s common stock from 90,200,000 to 125,000,000.

For	Against	Abstain	Broker Non-Vote
23,496,649	59,540	19,795	11,621,954

Proposal 3 to approve the issuance of up to 17,192,304 shares of the Company’s common stock, which were issued or are issuable upon the conversion of outstanding promissory notes issued in February and November 2013 and additional convertible promissory notes to be issued pursuant to the Amended and Restated Note Purchase Agreement, as referenced in Exhibit 10.2 to the Form 8-K filed by the Company on November 1, 2013.

For	Against	Abstain	Broker Non-Vote
23,499,778	61,809	14,397	11,621,954

Proposal 4 to approve the proposal to authorize the Board of Directors of the Company, in its discretion, to effect a reverse stock split of the Company’s common stock at a specific ration, ranging from one-for-two to one-for-ten, to be determined by the Board of Directors and effected, if at all, within one year from the date of the Special Meeting.

For	Against	Abstain	Broker Non-Vote
33,600,424	1,528,918	8,596	0

Proposal 5 to approve the amendments to the Company’s 2009 Equity Incentive Plan, including an increase in the number of shares of the Company’s common stock available for award grant purposes under the 2009 Equity Incentive Plan by 7,000,000 shares.

For	Against	Abstain	Broker Non-Vote
20,206,403	3,355,486	14,095	11,621,954

Proposal 6 to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

For	Against	Abstain	Broker Non-Vote
33,635,623	1,545,854	16,461	0

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release, entitled “Overland Storage Shareholders Approve Acquisition of Tandberg Data” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

A copy of the Company’s press release, entitled “Overland Storage Completes Acquisition of Tandberg Data” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.2 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, unforeseen changes in the course of the Company’s business or Tandberg’s business; any increase in the Company’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities with respect to the Company or Tandberg; and other risks detailed from time to time in the Company’s periodic reports filed with the Commission. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment of Articles of Incorporation.

10.1	Amendment to Acquisition Agreement, dated January 21, 2014.

10.2	Voting Agreement, dated January 21, 2014.

10.3	Registration Rights Agreement, dated January 21, 2014.

10.4	Overland Storage, Inc. 2009 Equity Incentive Plan, as amended.

99.1	Press Release, dated January 21, 2014, entitled “Overland Storage Shareholders Approve Acquisition of Tandberg Data.”

99.2	Press Release, dated January 22, 2014, entitled “Overland Storage Completes Acquisition of Tandberg Data.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: January 22, 2014	/s/ Eric L. Kelly
Name: Eric L. Kelly Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Articles of Incorporation.

10.1	Amendment to Acquisition Agreement, dated January 21, 2014.

10.2	Voting Agreement, dated January 21, 2014.

10.3	Registration Rights Agreement, dated January 21, 2014.

10.4	Overland Storage, Inc. 2009 Equity Incentive Plan, as amended.

99.1	Press Release, dated January 21, 2014, entitled “Overland Storage Shareholders Approve Acquisition of Tandberg Data.”

99.2	Press Release, dated January 22, 2014, entitled “Overland Storage Completes Acquisition of Tandberg Data.”